Exhibit 99.1

KKR PHOENIX AGGREGATOR L.P.	03/04/2026
By: KKR Phoenix Aggregator GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR PHOENIX AGGREGATOR GP LLC	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS FUND XII L.P.	03/04/2026
By: KKR Associates Americas XII L.P., its general partner
By: KKR Americas XII Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES AMERICAS XII L.P.	03/04/2026
By: KKR Americas XII Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII LIMITED	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary